COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (the “Agreement”) is effective this 31st day of May, 2016 between Craig Alford (the “Buyer”) and Ruben Ricardo Vasquez (the “Seller”) regarding the purchase of shares of common stock of Oroplata Resources Inc., a Nevada corporation (the “Company”) setting forth the terms and conditions upon which the Seller will sell Twenty-Five Million (25,000,000) shares of common stock of the Company (the “Shares”) to the Buyer.

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

ARTICLE I

SALE OF SECURITIES

1.01 Sale. Subject to the terms and conditions of this Agreement, the Seller agrees to sell the Shares for a purchase price (the “Purchase Price”) of Twenty-five Thousand Dollars ($25,000). This is a private transaction between the Seller and Buyer.

1.02 Purchase Price. Buyer and/or his representatives shall deposit the amount of $25,000 (the “Deposited Funds”) into the attorney-client trust account of Glenn & Glenn LLP law firm (“G&G”) for payment of the Purchase Price within 10 days of closing. The Seller shall provide a certificate representing the Shares (the “Certificate”) to G&G along with a proper stock power with medallion guarantee acceptable to the Company’s transfer agent. Upon receipt of the Certificate, Buyer and Seller hereby authorize G&G to release the Deposited Funds to the Seller or other individuals or entities as directed by the Seller. Buyer and Seller hereby release and discharge G&G from any and all liability, duties, or further responsibilities with regard to these instructions, this Agreement, and the Deposited Funds.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.01 Title. The Seller hereby represents and warrant to the Buyer that the Seller has good and marketable title to the Shares. The Shares are free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws. None of the Shares are subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such Shares. Except as provided in this Agreement, the Seller is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the Shares by Buyer (and/or assigns) impair, restrict or delay voting rights with respect to the Shares.

ARTICLE III

CLOSING

3.01 Closing for the Purchase of Common Stock. The Closing (the “Closing”) of this transaction will be deemed to have occurred upon execution of this Agreement.

3.02 Documents and Payments to be Delivered Subsequent to Closing. Within fourteen (14) days of Closing, the following documents shall be delivered to the Buyer:

(a) stock certificate or certificates, along with stock powers with medallion signature guarantees acceptable to the transfer agent, representing the Shares, endorsed in favor of the name or names as designated by Buyer or left blank;

(b) the resignation of all current officers and directors of the Company;

(c) true and correct copies of all of the business and corporate records of the Company, including but not limited to correspondence files, bank statements, check books, savings account books, minutes of shareholder and directors meetings or consents, financial statements, a shareholder list from the Company’s transfer agent dated as of the Closing, stock transfer records, agreements and contracts that exist; and

(d) such other documents of the Company as may be reasonably required by Buyer.

3.03 Conditions Subsequent. After the Closing:

(a) the Buyer shall file the appropriate filings, if so required, disclosing the acquisition of the Shares by the Buyer (“Disclosure Document”).

(b) the Buyer will have the full responsibility for filing any and all documents required by the SEC and/or any other government agency that may be required. The Seller will supply the Buyer with all information that is currently available for the Company. The Buyer understands that the Seller will have no responsibility whatsoever for any filings made by the Company in the future, either with the SEC, FINRA or with the State of Nevada.

ARTICLE IV

INVESTMENT INTENT

4.01 Transfer Restrictions. Buyer (and/or assigns) agrees that the Shares may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (“Transfer”) only pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

4.02 Investment Intent. The Buyer is acquiring the Shares for his own account for investment, and not with a view toward distribution thereof.

4.03 No Advertisement. The Buyer acknowledges that the Shares have been offered to him in direct communication between him and Seller, and not through any advertisement of any kind.

4.04 Knowledge and Experience. The Buyer acknowledges that he has been encouraged to seek his own legal and financial counsel to assist him in evaluating this purchase. The Buyer acknowledges that Seller has given him and/or his counsel access to all information relating to the Company’s business that he has requested. The Buyer acknowledges that he has sufficient business and financial experience, and knowledge concerning the affairs and conditions of the Company so that he can make a reasoned decision as to this purchase of the Shares and is capable of evaluating the merits and risks of this purchase.

4.05 Restrictions on Transferability. The Buyer understands that:

(a) There are restrictions of transferability of the Shares such that the certificates shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(1) AND 4(2) AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

(b) The Shares may only be disposed of pursuant to either (i) an effective registration statement under the Act, or (ii) an exemption from the registration requirements of the Act.

ARTICLE V

REMEDIES

5.01 Arbitration. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflict of laws thereof. Any controversy of claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Nevada in accordance with the Rules of the U.S. Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

5.02 Indemnification. From and after the Closing, the Parties, jointly and severally, agree to indemnify the other against all actual losses, damages and expenses caused by (i) any material breach of this Agreement by them or any material misrepresentation contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

5.03 Indemnification Non-Exclusive. The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE VI

MISCELLANEOUS

6.01 Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

6.02 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

6.03 Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

6.04 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

6.05 Entire Agreement. This Agreement, including any and all attachments hereto, if any, contain the entire Agreement and understanding between the parties hereto, and supersede all prior agreements and understandings.

6.06 Partial Invalidity. In the event that any condition, covenant or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, it shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of this Agreement. If such condition, covenant or other provision is held to be invalid due to its scope or breadth, it is agreed that it shall be deemed to remain valid to the extent permitted by law.

6.07 Significant Changes. The Seller understands that significant changes may be made in the capitalization and/or stock ownership of the Company, which changes could involve a reverse stock split and/or the issuance of additional shares, thus possibly having a dramatic negative effect on the percentage of ownership and/or number of shares owned by present shareholders of the Company.

6.08 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be acceptable to all parties.

6.09 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personals, successors and assigns of each of the parties to this Agreement.

6.10 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the Closing and shall survive the Closing of this Agreement.

6.11 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

“SELLER”

SELLER

Luis Asdruval Gonzalez Rodrigu

/s/ Ruben Ricardo Vasquez

Ruben Ricardo Vasquez

BUYER

/s/ Craig Alford

Craig Alford